(b)  Financial Statement Schedules                                         Page

Terex Corporation
     Report of Price Waterhouse (included as part of Exhibit 23.2)
     Report of Deloitte & Touche (included as part of Exhibit 23.3)
     Schedule II - Amounts Receivable From Related Parties and
       Underwriters, Promoters, and Employees Other Than Related Parties   S-1
     Schedule IV - Indebtedness of and to Related Parties - Not Current    S-1
     Schedule VIII - Valuation and Qualifying Accounts and Reserves        S-2
     Schedule X - Supplementary Income Statement Information               S-2

Fruehauf Trailer Corporation
     Schedule II - Amounts Receivable from Related Parties and
      Underwriters, Promoters, and Employees Other Than Related Parties    S-3
     Schedule IV - Indebtedness of and to Related Parties - Not Current    S-4
     Schedule V - Property, Plan and Equipment                             S-5
     Schedule VI - Accumulated Depreciation, Depletion and Amortization of
       Property, Plant and Equipment                                       S-5
     Schedule VIII - Valuation and Qualifying Accounts and Reserves        S-6
     Schedule X - Supplementary Income Statement Information               S-6

All other schedules are omitted as the required information is inapplicable or the information is presented in the consolidated financial statements or related notes.

Item 17.   Undertakings

The Company hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westport, State of Connecticut, on February 16, 1994.

                                    TEREX CORPORATION

                                    By:/s/ Randolph W. Lenz
                                       Randolph W. Lenz,
                                       Chairman of the Board
                                       and Chief Executive Officer



                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Randolph W. Lenz or Marvin B. Rosenberg his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date(s) indicated.

Name                             Title                    Date

/s/ Randolph W. Lenz     Chairman of the Board,             February 16, 1994
Randolph W. Lenz         Chief Executive Officer
                         and Director
                         (Principal Executive Officer)

/s/ Ronald M. DeFeo      President, Chief Operating         February 16, 1994
Ronald M. DeFeo          Officer and Director

/s/ Ralph T. Brandifino  Senior Vice President and          February 16, 1994
Ralph T. Brandifino      Chief Financial Officer
                         (Principal Financial Officer)

/s/ Richard L. Evans     Controller                         February 16, 1994
Richard L. Evans         (Principal Accounting Officer)

/s/ Marvin B. Rosenberg  Senior Vice President,             February 16, 1994
Marvin B. Rosenberg      General Counsel, Secretary
                         and Director

/s/ Adam E. Wolf         Director                           February 16, 1994
Adam E. Wolf

/s/ David A. Sachs       Director                           February 16, 1994
David A. Sachs

/s/ G. Chris Andersen    Director                           February 16, 1994
G. Chris Andersen

/s/ Bruce I. Raben       Director                           February 16, 1994
Bruce I. Raben